Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Carolina Bank Holdings, Inc. and Subsidiary

We consent to the incorporation by reference in Registration Statement (Nos. 333-60750, 333-105765, 333-146396 and 333-165152) on Form S-8 of Carolina Bank Holdings, Inc. and Subsidiary of our reports dated March 21, 2014, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Carolina Bank Holdings, Inc. and Subsidiary for the year ended December 31, 2013.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
March 21, 2014